Exhibit 1.1

LORUS THERAPEUTICS INC.

PLACEMENT AGENCY AGREEMENT

•, 2010

Global Hunter Securities, LLC

400 Poydras Street, Suite 1510

New Orleans, Louisiana 70130

D&D Securities Inc.

150 York Street

Suite 1714

Toronto, Ontario

Dear Sirs:

Lorus Therapeutics Inc. (the “Company”), a corporation continued under the laws of Canada, proposes to sell to certain purchasers (each a “Purchaser” and, collectively, the “Purchasers”), pursuant to the terms of this Placement Agency Agreement (this “Agreement”) and, with respect to purchasers in the United States, the Subscription Agreements in the form of Exhibit A attached hereto (the “Subscription Agreements”), up to an aggregate of • units (the “Units”) with each Unit consisting of (i) one common share (a “Share” and, collectively, the “Shares”), without nominal or par value (the “Common Shares”), of the Company and (ii) one-half of one common share purchase warrant (a “Warrant” and, collectively, the “Warrants”).  Each whole Warrant will entitle the holder to purchase one (1) Common Share at an initial exercise price of US$ • per Common Share, subject to adjustment pursuant to the terms of the Warrants.  The Warrants shall be in substantially the form of Exhibit B attached hereto.  The Units will not be issued or certificated.  The Shares and the Warrants are immediately separable and will be issued separately at Closing.  The Common Shares issuable upon the exercise of the Warrants are hereinafter referred to as the “Warrant Shares.”  The Shares, the Warrants and the Warrant Shares are hereinafter collectively referred to as the “Offered Securities.”  The offering of the Offered Securities is referred to herein as the “Offering.”

The Company hereby confirms its agreement with Global Hunter Securities, LLC (“GHS”, “the U.S. Placement Agent” and “Lead Bookrunner”) and D&D Securities Inc. (“D&D” and the “Canadian Placement Agent” and, together with the U.S. Placement Agent, the “Placement Agents”) in accordance with the terms and conditions hereof as set forth below.

1.             Agreement to Act as Placement Agents; Placement of Securities.  On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree to act as the Company’s exclusive placement agents on a reasonable “best efforts” basis in connection with the issuance and sale by the Company of the Units to the Purchasers in the Offering. Offers for the purchase of the Units may be solicited by the Placement Agents as agents for the Company at such times and in such amounts as the Placement Agents may deem advisable. The Placement Agents and the Company hereby acknowledge and agree that (i) the U.S. Placement Agent shall not solicit any offers to purchase Units, and shall not conduct any sales activity with regard to the Units, in Canada or to persons who are residents of, or domiciled in Canada and (ii) the Canadian Placement Agent shall not solicit any offers to purchase Units, and shall not conduct any sales activity with regard to the Units, in the United States (as that term is defined in Regulation S under the Securities Act (as defined herein)) or to persons who are residents of, or domiciled in the United States. The Company shall not, without the prior consent of the Placement Agents, solicit or accept offers to purchase the Units otherwise than through the Placement Agents. The Company shall have the sole right to accept offers to purchase the Units and may reject any such offer, in whole or in part. The Placement Agents shall each have the right, in their discretion, without notice to the Company, to reject any offer to purchase the Units received by them, in whole or in part, and any such rejection shall not be deemed a breach of their agreement contained herein. The Placement Agents shall use commercially reasonable efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase Units has been solicited by the Placement Agents and accepted by the Company, but the Placement Agents shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Units to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company. The Units are being sold to the Purchasers at a price of US$• per Unit (the “Per Unit Purchase Price”).  The purchases of the Units by the Purchasers in the United States through the U.S. Placement Agent shall be evidenced by the execution of the Subscription Agreements by each of the parties thereto, and in Canada, through the delivery of the Canadian Prospectus. Under no circumstances will the Placement Agents be obligated to underwrite or purchase any Offered Securities for their own account and, in soliciting purchases of the Offered Securities, the Placement Agents shall act solely as the Company’s agents and not as principals. Notwithstanding the foregoing, it is understood and agreed that each of the Placement Agents (or their respective affiliates) may, solely at their discretion and without any obligation to do so, purchase Offered Securities as principals. In compensation for the services to be provided by the Placement Agents hereunder, the Company shall pay to the Placement Agents a cash fee (the “Placement Fee”) equal to 8% of the proceeds received by the Company from the sale of the Units (except for Units sold to Purchasers listed on Schedule 2) in the allotments set forth opposite such Placement Agent’s name on Schedule 1, as set forth on the cover page of the Prospectuses (as hereinafter defined). The U.S. Placement Agent may, in its discretion, retain other brokers or dealers who are members of Financial Industry Regulatory Authority, Inc. (“FINRA”) to act as selected dealers or subagents on its behalf in connection with the Offering, payment to whom shall be solely the responsibility of the Placement Agent retaining such selected dealer or subagent.

2.             Delivery and Payment.  The closing (the “Closing”) of the sale of the Shares and Warrants shall take place at 8:00 a.m., Eastern time, on •, 2010, or at such other time on such other date as may be agreed upon by the Company and the Placement Agents (the “Closing Date”). All actions taken at the Closing shall be deemed to have occurred simultaneously. At the Closing, the Company shall deliver the Shares and Warrants to those Purchasers that have tendered payment in full to the Company for the Units, with the delivery of the Shares to be made, if possible, in the United States through the facilities of The Depository Trust Company, and the delivery of the Warrants to be made by mail to the Purchasers to the addresses set forth on the applicable Subscription Agreements and in Canada, at the Toronto office of McCarthy Tétrault with delivery of the Offered Shares and Warrants to be made to the Canadian Purchasers at the direction of D&D. At the Closing, the Company shall pay to the Placement Agents in accordance with Section 1 above, by wire transfer of immediately available funds, to accounts and in such amounts as may be specified by the Lead Bookrunner, an aggregate amount equal to the sum of (i) the Placement Fee and (ii) the expense reimbursements owed to the Placement Agents pursuant to Section 5 hereof.

3.             Representations and Warranties of the Company and its Subsidiaries. The Company represents and warrants to and agrees with the Placement Agents and the Purchasers that:

(a)           The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) under the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-165922), including a prospectus, relating to the Offered Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement,” the term “U.S. Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “U.S. Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Units in the United States. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any U.S. Preliminary Prospectus or the U.S. Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, if any, under the Securities Act, as of the effective date of the Registration Statement or the date of the U.S. Prospectus, as the case may be.

(b)           The Company has prepared and filed, pursuant to the review procedures in accordance with National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions (“NP 11-202”), referred to as the “Passport Procedures”, a preliminary short form prospectus (the “Canadian Preliminary Prospectus”) and all necessary documents relating thereto and will take all additional steps to qualify the Offered Securities for distribution in each of the provinces of Ontario, Alberta and British Columbia (collectively, the “Qualifying Canadian Jurisdictions”) in form and substance reasonably satisfactory to the Placement Agents. The principal regulator or passport regulator has issued a receipt for the Canadian Preliminary Prospectus in accordance with NP 11-202.

(c)           The Company has complied with all securities regulatory requirements on a timely basis in connection with the distribution of the Offered Securities, including by filing within the periods stipulated under Canadian Securities Laws and at the Company’s expense, all forms required to be filed by the Company in connection with the Offering and paying all filing fees required to be paid in connection therewith.

(d)           The term “General Disclosure Package” shall mean (i) the U.S. Preliminary Prospectus, if any, used most recently prior to the Applicable Time, (ii) any issuer free writing prospectuses as defined in Rule 433(h) under the Securities Act, if any, identified in Schedule A, (each, an “Issuer Free Writing Prospectus”) and (iii) any other “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the Offering. “Applicable Time” shall mean •:00 [a/p].m. Eastern time on the date of execution and delivery of this Agreement.

(e)           The Registration Statement has been declared effective by the Commission under the Securities Act. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the Offering has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the effective date of the Registration Statement and the effective date of any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectuses and any amendment or supplement thereto and as of the Closing Date, as the case may be, the Prospectuses will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements contained in the Registration Statement or the Prospectuses in reliance upon and in conformity with information concerning the Placement Agents furnished in writing by the Placement Agents to the Company expressly for use in the Registration Statement and the Prospectuses and any amendment or supplement thereto, as set forth in Section 7(b).  “Prospectuses” shall mean the U.S. Prospectus and the Canadian Final Prospectus.

(f)            The documents incorporated by reference in the Registration Statement, the Prospectuses and the General Disclosure Package, if any, when they were filed with the Commission conformed in all material respects to the requirements of the United States Securities Exchange Act of 1934 (the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)           The General Disclosure Package, together with the information permitted to be omitted from the U.S. Preliminary Prospectus pursuant to Rule 430A that is to be included in the U.S. Prospectus, when taken together as a whole, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the General Disclosure Package in reliance upon and in conformity with information concerning the Placement Agents and furnished in writing by the Placement Agents to the Company expressly for use in the General Disclosure Package, as set forth in Section 7(b).

(h)           Other than the Registration Statement, the U.S. Preliminary Prospectus and the U.S. Prospectus, the Company (including its agents and representatives, other than the Placement Agents in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on

Schedule A hereto, each electronic road show and any other written communications or documents approved in writing in advance by the Placement Agents. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and such Issuer Free Writing Prospectus did not as of the Applicable Time, and as of the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements contained in the Registration Statement or the U.S. Prospectus in reliance upon and in conformity with information concerning the Placement Agents furnished in writing by the Placement Agents to the Company expressly for use in the Registration Statement and the U.S. Prospectus and any amendment or supplement thereto, as set forth in Section 7(b). The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the U.S. Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(i)            The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and meets the requirements for use of Form F-1 under the Securities Act.

(j)            The Company has complied in all material respects with all applicable securities laws in each of the provinces in Canada emanating from governmental authorities, including the respective rules and regulations made thereunder together with applicable published national and local instruments, policy statements, notices, blanket rulings and orders of the with the securities commissions or other securities regulatory authorities in each of the provinces of Canada (the “Canadian Securities Commissions”), and all discretionary rulings and orders applicable to the Company, if any, of the Canadian Securities Commissions (collectively, “Canadian Securities Laws”) required to be complied with by the Company to qualify the distribution of the Offered Securities as contemplated hereby in the Qualifying Canadian Jurisdictions; and on the Closing Date, there will be no reports or information that, in accordance with the requirements of Canadian Securities Laws, must be filed or made publicly available in connection with the listing of the Shares or the Warrant Shares on the Toronto Stock Exchange (“TSX”) (other than routine post-closing filings) that have not been filed or made publicly available as required.

(k)           The Company has the full right, power and authority to enter into this Agreement, the Warrants and each of the Subscription Agreements and to perform and discharge its obligations hereunder and thereunder.

(l)            The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries is duly qualified to do business, and is in good standing, where applicable, as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, or business of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, the General Disclosure Package or the Prospectuses (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).  The only direct or indirect subsidiary of the Company is NuChem Pharmaceuticals Inc., and the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability partnership, limited liability corporation, association or other entity. All the outstanding share capital of NuChem Pharmaceuticals Inc. has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(m)          This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity.

(n)           Each of the Warrants and the Subscription Agreements (together with this Agreement, the “Offering Agreements”) has been duly authorized, and when executed and delivered by the Company will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity.

(o)           The Units to be issued and sold by the Company hereunder and under the Subscription Agreements and the Warrant Shares have been duly and validly authorized and the Shares, when issued and delivered against payment therefor as provided herein and in the Subscription Agreements, the Warrant Shares, when issued and delivered against payment therefor as provided in the Warrants, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectuses.

(p)           The Company has an authorized capitalization as set forth in the Prospectuses, and all of the issued share capital of the Company has been duly and validly authorized and issued, is fully paid and non-assessable, has been issued in compliance with applicable corporate laws, and conforms to the description thereof contained in the General Disclosure Package and the Prospectuses.  Since February 28, 2010, the Company has not issued any securities, other than Common Shares of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of Common Shares pursuant to employee stock purchase plans.  All of the Company’s outstanding options, warrants and other rights to purchase or exchange any securities for shares in the capital of the Company have been duly authorized and validly issued and were issued in all material respects in compliance with applicable securities laws.  None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding shares in the capital of the Company, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any share capital of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package.  The description of the Company’s stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectuses, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights in all material respects.

(q)           The execution, delivery and performance of this Agreement, the Subscription Agreements and the Warrants by the Company, the issue and sale of the Units by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries, or (iii) nor will such actions result in any violation of the provisions of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) of this Section 3(q), as would not, singularly or in the aggregate, have a Material Adverse Effect.

(r)            Except for the registration of the Offered Securities under the Securities Act, the qualification of the distribution of the Offered Securities under Canadian Securities Laws of the Qualifying Canadian Jurisdictions, and such consents, approvals, authorizations, registrations or qualifications as may be required under Canadian Securities Laws and the Exchange Act and applicable state securities laws and the TSX in connection with the distribution of the Units, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement by the Company, the offer or sale of the Units or the consummation of the transactions contemplated hereby or thereby.

(s)           KPMG LLP, which has rendered an opinion on the annual audited financial statements and a review report on the quarterly financial statements and related supplementary information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectuses, is an independent registered public accounting firm as required by the Securities Act and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and is an independent auditor as required by Canadian Securities Laws.  KPMG LLP has not been engaged by the Company to perform any “prohibited activities” (as described in Section 10A(g) of the Exchange Act).

(t)            The financial statements included or incorporated by reference in the General Disclosure Package, the Prospectuses and the Registration Statement, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated statements of operations and cash flows of the Company and the subsidiaries for the periods specified and do not contain a misrepresentation (as defined under Canadian Securities Laws) and have been prepared in conformity with accounting principles generally accepted in Canada (“Canadian GAAP”) applied on a consistent basis during the periods involved, together with any required reconciliation, in accordance with the Securities Act and the Commission’s rules and guidelines, to accounting principles generally accepted in the U.S. (“U.S. GAAP”); there are no financial statements (historical or pro forma) that are required to be included in the General Disclosure Package, the Prospectuses and the Registration Statement, that are not included as required.

(u)           Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package and Prospectuses, any material loss or interference with its business from fire, explosion, flood, terrorist act, or other calamity, whether or not covered by insurance, or from any labor dispute, grievance, arbitration proceeding or other conflict, or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package and Prospectuses; and, since such date, there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, assets, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package and Prospectuses.

(v)           Except as set forth in the General Disclosure Package, there is no legal or governmental action, suit, claim or proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectuses, and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(w)          Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this Section 3(w), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(x)            The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of their respective properties or the conduct or proposed conduct of their respective businesses as described in the General Disclosure Package and the Prospectuses (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits.  Neither the Company nor any subsidiary has received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and has no reason to believe that any such Governmental Permit will not be renewed.

(y)           Neither the Company nor any of its subsidiaries is or, after giving effect to the Offering of the Units and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectuses, will be required to be registered as an “investment company” pursuant to the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(z)            Neither the Company, nor any of its subsidiaries nor any of their respective officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(aa)         The Company and its subsidiaries own or possess the right to use, subject to applicable laws and regulations, all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) described in the General Disclosure Package and the Prospectuses necessary to carry on their respective businesses as currently conducted, and as proposed to be conducted and described in the General Disclosure Package and the Prospectuses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing, except for those that could not have a Material Adverse Effect.  The Intellectual Property licenses described in the General Disclosure Package and the Prospectuses are valid, binding upon, and enforceable by or against the parties thereto in accordance to their terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws of general application relating to or affecting the enforcement rights of creditors, and except as enforceability of its obligations hereunder are subject to general principles of equity.  The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license.  To the Company’s knowledge, the Company’s business as now conducted does not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other Intellectual Property or franchise right of any person.  Except as described in the General Disclosure Package, no claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person.  The Company has taken reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.  The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of the business as currently conducted.  The Company has at all times materially complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business.  No claims have been asserted or, to the Company’s knowledge, threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the

Company’s business.  The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(bb)         Except as would not result in a Material Adverse Effect, the Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectuses, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(cc)         No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(dd)         The Company and its subsidiaries are in compliance with all Canadian, federal, local, provincial and territorial rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

(ee)         The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its subsidiaries that are described or referred to in the General Disclosure Package and the Prospectuses were and, if still pending, are being conducted in accordance with all statutes, laws, rules and regulations, as applicable (including, without limitation, those administered by the United States Food and Drug Administration (the “FDA”) or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA).  The descriptions of the results of such studies and tests that are described or referred to in the General Disclosure Package and the Prospectuses are accurate and complete in all material respects and fairly present the results derived from such studies and tests, and each of the Company and its subsidiaries has no knowledge of other studies or tests the results of which are materially inconsistent with or otherwise call into question the results described or referred to in the General Disclosure Package and the Prospectuses.  Neither the Company nor its subsidiaries has received any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA with respect to any ongoing clinical or pre-clinical studies or tests requiring the termination or suspension of such studies or tests.  The Company has established and administers a compliance program applicable to the Company and its subsidiaries, to assist the Company, its subsidiaries and their directors, officers and employees of the Company and its subsidiaries in complying with applicable regulatory guidelines (including, without limitation, those administered by the FDA and any other foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA). Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities (excluding the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) any filing, declaration, listing, registration, report or submission that is required to be so filed.  Neither the Company nor any of its subsidiaries has failed to file with the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA, any filing, declaration, listing, registration, report or submission that is required to be so filed.  All such filings were in material compliance with applicable laws when filed and no deficiencies have been asserted by any applicable regulatory authority (including, without limitation, the FDA or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) with respect to any such filings, declarations, listings, registrations, reports or submissions.

(ff)           The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 3(ff), that would not, singularly or in the aggregate, have a Material Adverse Effect.  The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since May 31, 2009 the Company and its subsidiaries have not incurred any liability for taxes other than in the ordinary course.

(gg)         The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(hh)         The Company and each of its subsidiaries maintains a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with Canadian Securities Laws and Canadian GAAP applied on a consistent basis during the periods involved, together with any required reconciliation, in accordance with the Exchange Act and the Commission’s rules and guidelines, to U.S. GAAP; and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits with the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s applicable rules and forms.  Since May 31, 2009, there have been no changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting,  Since May 31, 2009, to the Company’s knowledge, no event, circumstance or development has occurred which could reasonably be expected to result in a determination that there is a material weakness in the Company’s disclosure controls and procedures or in the Company’s internal control over financial reporting.

(ii)           All existing minute books of the Company and each of its subsidiaries, including all existing records of all meetings and actions of the board of directors and shareholders of the Company (collectively, the “Corporate Records”) have been made available to the Placement Agents and their counsel and all such

Corporate Records are complete in all material respects.  There are no transactions, agreements or other actions of the Company or any of its subsidiaries that are required to be recorded in the Corporate Records that are not properly approved and/or recorded in the Corporate Records.

(jj)           There is no franchise, lease, contract, agreement or document required by Canadian Securities Laws or the Securities Act to be described in the General Disclosure Package and in the Prospectuses, or to be filed as an exhibit to the Registration Statement, which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.  Other than as described in the General Disclosure Package, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice or has any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(kk)         No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries or any of their respective affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectuses, and which is not so described.

(ll)           No person or entity has the right to require registration or qualification of Common Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.  Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any Subsidiary under the Securities Act.

(mm)       Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agents for a brokerage commission, finder’s fee or like payment in connection with the Offering and sale of the Units or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectuses.

(nn)         No forward-looking statement or forward looking information (within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and Section 138.4(9) of the Ontario Securities Act) contained in either the General Disclosure Package or the Prospectuses has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(oo)         The Company has filed or furnished all documents or information required to be filed by it under Canadian Securities Laws, the Securities Act and the Exchange Act, and the rules, regulations and policies of any stock exchange upon which the Common Shares are listed; all press releases, material change reports, annual information forms, financial statements, management proxy circulars and other documents filed by or on behalf of the Company with any stock exchange and the Canadian Securities Commissions in each of the provinces where the Company is a reporting issuer (or the equivalent), as of its date, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and did not contain a misrepresentation (as defined under Canadian Securities Laws) at the time at which it was filed with applicable securities regulators, including, without limitation, the Canadian Securities Commissions and the Commission; the Company has not filed any confidential material change report with any securities regulatory authority or regulator or any exchange or any document for confidential treatment with the Canadian Securities Commissions that at the date hereof remains confidential.  The Common Shares are registered pursuant to Section 12(g) of the Exchange Act and are listed on the TSX, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from any stock exchange or other market, nor has the Company received any notification that the Commission, any stock exchange or other market or FINRA is contemplating terminating such registration or listing.  The Company has obtained or will have obtained, or has made or will have made, as applicable, all necessary consents, approvals, authorizations or orders of, or filing, notification or registration with, the TSX required for the listing and trading of the Shares and the Warrant Shares on such stock exchanges or other markets.

(pp)         The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

(qq)         Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law, including the Foreign Corrupt Practices Act of 1977, as amended, or the Corruption of Foreign Public Officials Act (Canada), as amended, or of the character required to be disclosed in the General Disclosure Package or the Prospectuses.

(rr)           There are no transactions, arrangements or other relationships between and/or among the Company or any if its subsidiaries, any of their respective affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any of its subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described in the General Disclosure Package and the Prospectuses, which have not been described as required.

(ss)         There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries or any of their respective family members, except as disclosed in the General Disclosure Package and the Prospectuses.

(tt)           The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(uu)         There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission. The Company will advise the Placement Agent and the FINRA if, to its knowledge, any 5% or greater shareholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission is or becomes an affiliate or associated person of a FINRA member participating in the distribution of the Offered Securities.

(vv)         The Company is a “reporting issuer” or the equivalent only in the Qualifying Jurisdictions and is not in default of any material requirement of Canadian Securities Laws of any of such Qualifying Jurisdictions.

(ww)       The Company is in compliance in all material respects with all its disclosure obligations under Canadian Securities Laws of the Qualifying Jurisdictions (including, without limitation, all of its disclosure obligations pursuant to National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators and pursuant to National Instrument 58-101 Disclosure of Corporate Governance Practices of the Canadian Securities Administrators). All of the documentation which has been filed by or on behalf of the Company with the Canadian Securities Commissions pursuant to the requirements of Canadian Securities Laws, including but not limited to all material change reports, technical reports, press releases and financial statements of the Company (collectively the “Disclosure Documents”) is, as of the date thereof, in compliance in all material respects with Canadian Securities Laws of the Qualifying Jurisdictions and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and such documents collectively constitute full, true and plain disclosure of all material facts relating to the Company and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as of the date hereof. There is no fact known to the Company which the Company has not publicly disclosed which would have a Material Adverse Effect, or so far as the Company can reasonably foresee, will have a Material Adverse Effect.

(xx)          The Company is in compliance in all material respects with all timely and continuous disclosure obligations under Canadian Securities Laws of the Qualifying Jurisdictions and, without limiting the generality of the foregoing, since May 31, 2009 and other than as disclosed in the General Disclosure Package and Prospectuses, there has not occurred any event resulting in a Material Adverse Effect that has not been publicly disclosed and none of the documents filed by or on behalf of the Company pursuant to Canadian Securities Laws of the Qualifying Jurisdictions contained, as of the date of the filing thereof, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(yy)         No order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened.

(zz)          The audit committee of the Corporation is comprised and operates in accordance with the requirements of Multilateral Instrument 52-110 Audit Committees of the Canadian Securities Administrators.

(aaa)       Except as disclosed in the Disclosure Documents, neither the Company nor any of its subsidiaries owes any amount to, nor has the Company or any subsidiary any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder of any of them or any Person not dealing at “arm’s length” (as such term is defined in the Income Tax Act (Canada)) with any of them except for usual employee reimbursements and compensation paid or other advances of funds in the ordinary and normal course of the business of the Company or any of its subsidiaries. Except for usual employee or consulting arrangements made in the ordinary and normal course of business, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any officer, director, employee or securityholder of any of them or any other person not dealing at arm’s length with the Company and its subsidiaries. No officer, director or employee of the Company or any of its subsidiaries and no person which is an affiliate or associate of any of the foregoing persons, owns, directly or indirectly, any interest (except for shares representing less than 5% of the outstanding shares of any class or series of any publicly traded company) in, or is an officer, director, employee or consultant of, any person which is, or is engaged in, a business competitive with the business of the Company or any of its subsidiaries which could have a Material Adverse Effect on the ability to properly perform the services to be performed by such person for the Company or any of its subsidiaries. No officer, director, employee or securityholder of the Company or any of its subsidiaries has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its subsidiaries except for claims in the ordinary and normal course of the business of the Company or any of its subsidiaries such as for accrued vacation pay or other amounts or matters which would not be material to the Company.

(bbb)      The Company has not withheld from the Placement Agents any fact or information relating to the Company, any of its subsidiaries or to the Offering that would be material to the Placement Agent.

(ccc)       To the knowledge of the Company, no insider of the Company (as such term is defined in the Securites Act (Ontario)), other than High Tech Beteiligungen & Co. KG has a present intention to sell any securities of the Company held by it.

4.             Agreements of the Company. The Company covenants and agrees with the Placement Agents and the Purchasers as follows:

(a)           The Registration Statement has become effective under the Securities Act, and if Rule 430A is used or the filing of the U.S. Prospectus is otherwise required under Rule 424(b), the Company will file the U.S. Prospectus (properly completed if Rule 430A has been used), subject to the prior approval of the Placement Agents (which approval shall not be unreasonably withheld, conditioned or delayed), pursuant to Rule 424(b) within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing.

(b)           (i) Other than as described in Section 4(a) or as required hereunder, the Company will make no further amendment or supplement prior to the Closing Date to the Registration Statement or any amendment or supplement to the Prospectuses without the consent of the Placement Agents, which consent shall not be unreasonably withheld or delayed; (ii) for so long as the delivery of a prospectus is required in connection with the Offering or sale of the Units, to advise the Placement Agents promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Prospectuses has been filed and to furnish the Placement Agents with copies thereof; (iii) to file promptly all reports required to be filed by the Company with the Commission; (iv) to file all reports and other documents required to be filed by the Company with the Canadian Securities Commissions to comply with Canadian Securities Laws and with the TSX to procure and ensure the continued listing of the Shares and the Warrant Shares thereon subsequent to the date of the Prospectuses and for so long as the delivery of a prospectus is required in connection with the Offering or sale of the Units; and, for so long as the delivery of a prospectus is required in connection with the Offering or sale of the Units, to provide the Placement Agents with a copy of such reports and statements and other documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act or pursuant to Canadian Securities Laws and to promptly notify the Placement Agents of such filing; (v) to advise the Placement Agents, promptly after it receives notices thereof, (x) of any request by or the Commission to amend or supplement the Registration Statement, the U.S. Prospectus or the Issuer Free Writing Prospectus, if any, or for additional information with respect thereto or (y) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the U.S. Prospectus or the institution or threatening of any proceeding for any such purpose; (vi) to advise the Placement Agents promptly of the happening of any event within the time during which a prospectus relating to the Units is required to be delivered under the Securities Act which could require the making of any change in the Prospectuses, if any, then being used so that the Prospectuses would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish promptly to the Placement Agents, at the Company’s expense, such amendments or supplements to the Prospectuses, as may be necessary to reflect any such change; and (vii) in the event the Commission shall issue any order suspending the effectiveness of the Registration Statement or the Canadian Securities Commissions shall issue any cease trading order, promptly to use its reasonable best efforts to obtain the withdrawal of such order at the earliest practicable moment; and to use its reasonable best efforts to prevent the issuance of any such order.

(c)           If during the period in which a prospectus is required by law to be delivered by a Placement Agent or a dealer in connection with the distribution of the Units contemplated by the Prospectuses, any event shall occur that makes the Registration Statement, the Prospectuses or the General Disclosure Package contain an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or that as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents or their counsel, it becomes necessary to amend or supplement the Registration Statement in order to ensure that it does not contain any untrue statement of material fact or any omission to state a material fact necessary to make the statements therein not misleading, or the Prospectuses in order to ensure that they do not contain an untrue statement of material fact or any omission to state a material fact necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading,  the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Placement Agents, an appropriate amendment to the Registration Statement or supplement to the Prospectuses so that the Registration Statement or Prospectuses, as so amended or supplemented, will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made when it is so delivered, not misleading.

(d)           The Company represents and agrees that, unless it obtains the prior written consent of the Placement Agents, which consent shall not be unreasonably withheld or delayed, and each Placement Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not, make any offer relating to the Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agents hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule A hereto.  The Company represents that solely for purposes of compliance with the filing and legending requirements of Rules 164 and 433 under the Securities Act, it has treated and agrees that it will treat each Permitted Free Writing Prospectus (other than an Issuer Free Writing Prospectus) as an Issuer Free Writing Prospectus, provided that in each case it shall have been informed by the Placement Agents of the existence of such Permitted Free Writing Prospectus , and provided that the Placement Agents shall have timely provided a copy of such Permitted Free Writing Prospectus to the Company.  The Company shall not take any action that would result in the Placement Agents or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Placement Agents that the Placement Agents otherwise would not have been required to file thereunder.  For greater certainty, references in this Agreement to an Issuer Free Writing Prospectus shall not, except for purposes of this paragraph (d), include any Permitted Free Writing Prospectus that would not be treated as an Issuer Free Writing Prospectus but for this paragraph.

(e)           If the General Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectuses are not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agents, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained, or incorporated by reference, in the Registration Statement then on file and not superseded or modified, the Company shall prepare and file with the Commission an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(f)            To deliver promptly to the Placement Agents such number of the following documents as the Placement Agents shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) any Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus (the delivery of the documents referred to in clauses (i), (ii) and (iii) of this Section 4(g) to be made not later than 10:00 A.M., Eastern time, on the business day following the execution and delivery of this Agreement), (iv) the Prospectuses (the delivery of which to be made promptly following the filing thereof with the Commission and the Canadian Securities Commission, as applicable), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits) and (vi) any amendment or supplement to the Prospectuses (the delivery of the documents referred to in clauses (v) and (vi) of this Section 4(g) to be made not later than 10:00 A.M., Eastern time, on the business day following the date of such amendment or supplement).

(g)           To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and is subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act.

(h)           To take promptly from time to time such actions as the Placement Agents may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Placement Agents may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of the Units in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(i)            For the period commencing on the date hereof and until 90 days after the date of the Prospectuses or such earlier date that the Placement Agents consent to in writing (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Common Shares or any securities convertible into or exchangeable or exercisable for its Common Shares (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of, Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Placement Agents, except issuances of Lock-Up Securities pursuant to the conversion of convertible securities or the exercise of warrants or options, in each case outstanding on the date of this Agreement, grants of employee stock options pursuant to the terms of a plan in effect on the date of this Agreement, or issuances of Lock-Up Securities pursuant to the exercise of such options.

(j)            To make available to U.S. shareholders, upon their written request, timely and accurate information as to the Company’s status as a “passive foreign investment company” (“PFIC”) under the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the status of any subsidiary corporation that is also a PFIC (a “Subsidiary PFIC”) in which the Company owns more than 50% of such Subsidiary PFIC’s total aggregate voting power, and for each year the Company is a PFIC, provide to a U.S. shareholder, upon such shareholder’s written request, all information and documentation that a U.S. shareholder making a “qualified electing fund” election (under the meaning of Section 1295 of the Code) with respect to the Company and such more than 50% owned Subsidiary PFIC is required to obtain for U.S. federal income tax purposes.

(k)           To supply the Placement Agents with copies of all correspondence to and from, and all documents issued to and by, the Commission or any Canadian Securities Commission in connection with the registration of the Units under the Securities Act or any Registration Statement, any U.S. Preliminary Prospectus, Canadian Preliminary Prospectus or the Prospectuses, or any amendment or supplement thereto.

(l)            Prior to the Closing Date, to furnish to the Placement Agents, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectuses.

(m)          Prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agents are notified), without the prior written consent of the Placement Agents, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Placement Agents, such press release or communication is required by law.

(n)           Until the Placement Agents shall have notified the Company of the completion of the Offering, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Common Shares, or attempt to induce any person to purchase any Common Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Common Shares.

(o)           Not to take any action prior to the Closing Date which would require the Prospectuses to be amended or supplemented pursuant to this Section 4.

(p)           To apply the net proceeds from the sale of the Units as set forth in the Prospectuses under the heading “Use of Proceeds”, and, without limiting the generality of the foregoing, will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for any purpose of financing the activities of any person subject to any U.S. sanctions administered by OFAC except in strict compliance with the terms of the OFAC Licenses and any Governmental Permits issued by OFAC subsequent to the date hereof.

(q)           To use its reasonable efforts to assist the Placement Agents with any filings required to be made with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agents.

(r)            To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Units.

(s)           To use its reasonable best efforts to obtain conditional approval from the TSX to ensure that the Shares and the Warrant Shares will be listed and posted for trading on the TSX upon their issue, subject only to satisfying customary TSX listing requirements.

(t)            The Company shall use its reasonable best efforts to fulfill all legal requirements to enable the distribution of the Offered Securities and in any event shall file a final short form prospectus and all necessary documents relating thereto (the “Canadian Final Prospectus”) and any amendment to the Canadian Final Prospectus, any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Company under Canadian Securities Laws relating to the distribution of the Offered Securities (collectively the “Supplementary Material” and together with the Canadian Preliminary Prospectus and the Canadian Final Prospectus, the “Canadian Prospectuses”)  in each of the Qualifying Jurisdictions and obtain, pursuant to the Mutual Reliance Procedures in accordance with NP 11-202, a receipt for the Canadian Final Prospectus and other related documents in respect of the distribution of the Offered Securities on or prior to •:00 p.m. (Eastern time) on •, 2010 or such later date as the Placement Agents and the Company may agree, acting reasonably.

(u)           The Company shall use its reasonable best efforts to: (i) satisfy as expeditiously as possible any comments made by any Canadian Securities Commissions on the Canadian Preliminary Prospectus; (ii) as soon as practicable, but in any event on or before the Closing Date, file and have a receipt issued for the Canadian Final Prospectus and the Supplementary Material under Canadian Securities Laws of each Qualifying Jurisdiction; and, (iii) in addition to the foregoing, take all other steps and proceedings that may be reasonably necessary in order to qualify the Offered Securities for distribution in each of the Qualifying Jurisdictions:

(v)           The Company will advise the Placement Agents, promptly after receiving notice thereof, of the time when the Canadian Prospectuses have been filed and receipts therefor have been obtained pursuant to the Passport Procedures and will provide evidence reasonably satisfactory to the Placement Agents of each such filing and copies of such receipts.

(w)          The Company will advise the Placement Agent, promptly after receiving notice or obtaining knowledge thereof, of: (i) the issuance by any Canadian Securities Commissions of any order suspending or preventing the use of the Canadian Prospectuses; (ii) the institution, threatening or contemplation of any proceeding for any such purposes; (iii) any order, ruling, or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Shares) that has been issued by any Canadian Securities Commission or the institution, threatening or contemplation of any proceeding for any such purposes; or (iv) any requests made by any Canadian Securities Commissions for amending or supplementing the Canadian Prospectuses or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible.

(x)            Except to the extent the Company participates in a merger or business combination transaction and following which the Company is not a “reporting issuer” (as defined under Canadian Securities Laws), will use its reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of Canadian Securities Laws of each of the Qualifying Jurisdictions which have such a concept to the date which is two years following the Closing Date.

(y)           Except to the extent the Company participates in a merger or business combination transaction and following which the Company is not listed on the TSX, will use its reasonable best efforts to maintain the listing of the Shares and Warrant Shares on the TSX or such other recognized stock exchange or quotation system as the Placement Agents may approve, acting reasonably, to the date that is two years following the Closing Date so long as the Company meets the minimum listing requirements of the TSX or such other exchange or quotation system.

(z)            At the respective times of filing and at all times thereafter until the Closing Date, the Canadian Prospectuses will comply with the requirements of Canadian Securities Laws pursuant to which they have been filed and will provide full, true and plain disclosure of all material facts relating to the Company and the Subsidiaries taken as a whole and to the Offered Securities as required by Canadian Securities Laws of the Qualifying Jurisdictions and the Canadian Prospectuses will not contain any misrepresentation.

(aa)         The Company will promptly advise the Placement Agents in writing of any material change or change in a material fact contained or referred to in the Canadian Prospectuses which is of such a nature as to render the Canadian Prospectuses untrue or misleading in any material respect, it being understood and agreed that the Company will prepare and file promptly any required amendment to the Canadian Prospectuses and will otherwise comply with all legal requirements necessary to continue to qualify the Offered Securities for distribution to the public in each of the Qualifying Jurisdictions until the Closing Date, provided that the Company shall in good faith discuss with the Placement Agents any change in circumstances (actual, proposed or prospective) which result or could reasonably be expected to result in any material change or change in a material fact and shall consult with the Placement Agents with respect to the form and content of any amendment proposed to be filed by the Company, it being understood and agreed that no such amendment shall be filed with any Canadian Securities Commissions prior to the approval thereof by counsel to the Placement Agents, which approval shall not be unreasonably withheld.

5.             Payment of Expenses.  The Company agrees with the Placement Agents to pay, or reimburse if paid by the Placement Agents, (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and Warrants to the Purchasers and any stock or transfer taxes and stamp or similar duties payable in that connection; (b) the costs incident to the Registration of the Offered Securities under Canadian Securities Laws and the Securities Act; (c) the costs incident to the preparation, printing, filing and distribution of the Registration Statement, any Prospectuses, any Issuer Free Writing Prospectus, the General Disclosure Package, and any amendments, supplements and exhibits thereto or any document incorporated by reference therein, and the costs of printing, reproducing and distributing, this Agreement and any closing document by mail, telex or other means of communication; (d) the reasonable fees and expenses (including related fees and expenses of counsel for the Placement Agents) incurred in connection with securing any required review by FINRA of the terms of the sale of the Units and any filings made with FINRA, if applicable; (e) any applicable fees related to the listing of the Shares and the Warrant Shares on the TSX; (f) the reasonable fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 4(i) and of researching, preparing, printing and distributing Blue Sky Memoranda (including related fees and expenses of counsel to the Placement Agents); (g) the cost of preparing and printing stock certificates and the Warrants; (h) all fees and expenses of the registrar and transfer agent of the Offered Securities; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel, lodging and other expenses incurred by Company personnel in connection with any “roadshow” including, without limitation, any expenses advanced by the Placement Agents on the Company’s behalf (which will be promptly reimbursed upon presentation of a written invoice).  Whether or not the issuance and sale of the Units occurs, the Company shall reimburse the Placement Agents for their reasonable out-of-pocket expenses actually incurred in compliance with FINRA Rule 5110(f)(2)(D); provided, however, that such out-of-pocket expenses (other than reasonable fees and disbursements of counsel) shall not exceed $40,000 in the aggregate and the reasonable fees and disbursements of counsel shall not exceed $50,000 (such limitation not to apply to fees and expenses described in clauses (d) and (f) of the preceding sentence), in each case without the Company’s prior approval, such approval not to be unreasonably withheld or delayed.

6.             Conditions of Obligations of the Placement Agents and the Purchasers, and the Sale of the Units.  The respective obligations of the several Placement Agents hereunder and the Purchasers under the Subscription Agreements are subject to the accuracy, when made and on the Applicable Time and on the Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           No stop or cease-trade order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of, any Preliminary Prospectus, the Prospectuses or any Permitted Free Writing Prospectus or any part thereof, any Canadian Preliminary Prospectus, Canadian Final Prospectus or any Supplementary Material or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act or under Canadian Securities Laws shall have been initiated or, to the knowledge of the Company, threatened by the Commission or the Canadian Securities Commissions, and all requests for additional information on the part of the Commission or the Canadian Securities Commissions (to be included or incorporated by reference in the Registration Statement, the Prospectuses or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agents; each Issuer Free Writing Prospectus and the U.S. Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Securities Act; the Canadian Prospectuses shall have been filed with the Canadian Securities Commissions within the applicable time period prescribed for such filing by, and in compliance with, Canadian Securities Laws.

(b)           The Placement Agents shall not have discovered and disclosed to the Company on or prior to the Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agents, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectuses or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in light of the circumstances in which they were made, not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Units, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, the Prospectuses and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)           McCarthy Tétrault LLP shall have furnished to the Placement Agents such counsel’s written opinions, as Canadian counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

(e)           Dorsey & Whitney, LLP shall have furnished to the Placement Agents such counsel’s written opinion, as United States counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents.

(f)            MBM Intellectual Property Law LLP shall have furnished to the Placement Agents such counsel’s written opinion, as United States counsel to the Company, addressed to the Placement Agents and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agents

(g)           At the time of the execution of this Agreement, the Placement Agents shall have received from KPMG LLP a letter, addressed to the Placement Agents, executed and dated such date, in form and substance satisfactory to the Placement Agents (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and PCAOB and independent auditors within the meaning of Canadian Securities Laws and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package, or the Prospectuses.

(h)           On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date, the Placement Agents shall have received a letter from KPMG LLP addressed to the Placement Agents and dated the Closing Date confirming, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package, the Prospectuses, as the case may be, as of a date not more than three (3) business days prior to the date of such letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Placement Agents concurrently with the execution of this Agreement pursuant to Section 6(g).

(i)            The Company shall have furnished to the Placement Agents a certificate, dated the Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that (i) such officers have carefully examined the Registration Statement, the General Disclosure Package, any Permitted Free Writing Prospectus, and the Prospectuses and, in their opinion, the Registration Statement and each amendment thereto, at the Applicable Time and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, together with the information permitted to be omitted from the U.S. Preliminary Prospectus pursuant to Rule 430A that is to be included in the U.S. Prospectus when taken together as a whole, as of the Applicable Time, and as of the Closing Date, any Permitted Free Writing Prospectus as of its date and as of the Closing Date, and the Prospectuses and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package, or the Prospectuses, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included, or incorporated by reference, in the General Disclosure Package, the occurrence of any event that would reasonably be expected to result in a Material Adverse Effect, except as set forth in the General Disclosure Package.

(j)            Since the date of the latest audited financial statements included in the General Disclosure Package, or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood, terrorist act, or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, assets, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this Section 6(j), is, in the judgment of the Placement Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the General Disclosure Package.

(k)           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Units or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company and its subsidiaries, taken as a whole; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Units or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company and its subsidiaries, taken as a whole.

(l)            Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market, the TSX or in the over-the-counter market, or trading in any securities of the Company on any stock exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Canadian or United States Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in Canada or the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Canada shall be such) as to make it, in the judgment of the Placement Agents, impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the General Disclosure Package and the Prospectuses.

(m)          The TSX shall have accepted for filing notice of the Offering and shall have conditionally approved the listing and posting of the Shares and the Warrant Shares for trading on the TSX upon their issuance subject only to the satisfaction of customary post-closing requirements.

(n)           The Placement Agents shall have received the written agreements, substantially in the form of Exhibit C hereto, of the directors, officers and stockholders of the Company listed in Schedule B to this Agreement.

(o)           The Company shall have entered into Subscription Agreements with each of the Purchasers and such agreements shall be in full force and effect.

(p)           FINRA shall have raised no objection that has not been resolved to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agents.

7.                                       Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless the Placement Agents, the directors, officers, employees and agents of each Placement Agent and each person, if any, who controls a Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Securities Act or other federal or state statutory law or regulation and securities legislation in the provinces and territories of Canada, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Registration Statement or the Prospectuses or any amendment or supplement to the Registration Statement or the Prospectuses, (B) any Issuer Free Writing Prospectus or any amendment of supplement thereto, or (C) any Permitted Free Writing Prospectus used or referred to by the Placement Agents and (D) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (iii) the omission or alleged omission to state in any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus, the Registration Statement, the Prospectuses or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Free Writing Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Prospectuses, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.  The Company will not, without the prior written consent of the Placement Agents (which will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not a Placement Agent or any person who controls a Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

(b)           The Placement Agents will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agents but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for use in the Registration Statement, any Prospectuses or any Issuer Free Writing Prospectus.  This indemnity agreement will be in addition to any liability that the Placement Agents might otherwise have.  The Company acknowledges that, for all purposes under this Agreement, the statements set forth under the third and fourth paragraphs under the heading “Plan of Distribution” in any U.S. Preliminary Prospectus or Canadian Preliminary Prospectus and the Prospectuses constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Prospectuses or any Issuer Free Writing Prospectus.  Notwithstanding the provisions of this Section 7(b) in no event shall any indemnity by a Placement Agent under this Section 7(b) exceed the total compensation received by such Placement Agent in accordance with Section 1.

(c)           Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party.  If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense.  The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that a conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party that would prevent the counsel selected by the indemnifying party from representing the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (3) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.  It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties.  All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred.  The Company will not, without the prior written consent of the Placement Agents (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification has been sought hereunder (whether or not a Placement Agent or any person who controls a Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding.  An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

(d)           In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agents, the Company and the Placement Agents will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agents such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agents on the other.  The relative benefits received by the Company on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectuses bear to the fee received by the Placement Agents hereunder.  If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agents on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering.  Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agents, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Placement Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7(d), no Placement Agent shall be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof.  Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d).  No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

8.             Termination.  The obligations of the Placement Agents hereunder may be terminated by the Lead Bookrunner in its absolute discretion by notice given to the Company prior to delivery of and payment for the Units if, prior to that time, any of the events described in Sections 6(j), 6(k) or 6(l) have occurred or if the Purchasers of a material number of Units shall decline to purchase the Units for any reason permitted under the Subscription Agreements.

9.             Reimbursement of Placement Agent’s Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Placement Agents and the Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Placement Agents, the Company will reimburse the Placement Agents for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel and any expenses advanced by the Placement Agents on the Company’s behalf) that shall have been incurred by the Placement Agents in connection with this Agreement and the proposed purchase and sale of the Units and the Company shall pay the full amount thereof to the Placement Agents.

10.          Absence of Fiduciary Relationship.  The Company acknowledges and agrees that (a) each Placement Agent’s responsibility to the Company is solely contractual in nature, the Placement Agents have been retained solely to act as placement agent in connection with the sale of the Units and no fiduciary or advisory relationship between the Company and any Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any Placement Agent has advised or is advising the Company on other matters; (b) the price of the Units to be sold in the Offering was established by the Company following discussions and arm’s-length negotiations with the Purchasers, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement; (c) the Company has been advised that each Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) the Company waives, to the fullest extent permitted by law, any claims it may have against any Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Placement Agent shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

11.          Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the several Placement Agents, the Purchasers, the Company and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of each Placement Agent and any person or persons who control such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. It is understood that each Placement Agent’s responsibility to the Company is solely contractual in nature and no Placement Agent owes the Company, or any other party, any fiduciary duty as a result of this Agreement.

12.          Survival of Indemnities, Representations, Warranties, etc.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agents as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agents, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Units.

13.          Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and (a)  if to the Placement Agents, shall be delivered or sent by mail to the Placement Agents c/o Global Hunter Securities, LLC, 400 Poydras Street, Suite 1510, New Orleans, Louisiana 70130, Attention: Gary Meringer (Fax: 949-720-7227), with a copy to: Pillsbury Winthrop Shaw Pittman LLP, 50 Fremont Street, San Francisco, California 94105, Attention: Michael J. Sullivan, and (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Lorus Therapeutics Inc., 2 Meridian Road, Toronto, Ontario Canada M9W 4Z7, Attention: Chief Executive Officer, with copies (which shall not constitute notice) to: McCarthy Tétrault LLP, Suite 5300, TD Bank Tower, Toronto Dominion Centre, Toronto, Ontario Canada M5K 1E6, Attention: Vanessa Grant and Dorsey & Whitney LLP, 777 Dunsmuir Street, Suite 1605, P.O. Box 10444, Pacific Centre, Vancouver, BC Canada V7Y 1K4, Attention: Daniel M. Miller. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof. Any notice under Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

14.          Definition of Certain Terms.  For purposes of this Agreement, (a) “business day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York and the City of Toronto, Ontario are authorized or required by law to remain closed and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

15.          Governing Law, Agent For Service and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agents each hereby consents to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Placement Agents each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or any Placement Agent.  The Company and the Placement Agents each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agents and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

16.          Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, clause or provision hereof.  If any Section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.          General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agents.

18.          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.          FINRA.  The U.S. Placement Agent acknowledges, understands and agrees to comply with all applicable rules promulgated by FINRA, including but not limited to NASD Rules 2420, 2730, 2740 and 2750.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of the agreement between the Company and the several Placement Agents, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Lorus Therapeutics Inc.

By:

Name:
Title:

ACCEPTED AND AGREED as of the date first written above:

Global Hunter Securities, LLC

By:

Name:
Title:

D&D Securities Inc.

By:

Name:
Title:

SCHEDULE 1

Placement Agent	Number of Units

Global Hunter Securities, LLC

D&D Securities Inc.

SCHEDULE 2

Herbert Abramson

Randall Abramson

Trapeze Asset Management Inc.

Trapeze Capital Corp.

SCHEDULE A

SCHEDULE B

EXHIBIT A

Form of Subscription Agreement

Lorus Therapeutics Inc.

2 Meridian Road

Toronto, Ontario

Canada M9W 4Z7

Gentlemen:

The undersigned (the “‘Purchaser”) hereby confirms its agreement with Lorus Therapeutics Inc., a corporation continued under the laws of Canada (the “Company”), as follows:

1.           This Subscription Agreement, including the Terms and Conditions For Purchase of Units attached hereto as Annex I (collectively, (this “Agreement”) is made as of the date set forth below between the Company and the Purchaser.

2.           The Company has authorized the sale and issuance to certain purchasers of up to an aggregate of • units (the “Units”), with each Unit consisting of (i) one common share, without nominal or par value (“Common Shares”), of the Company and (ii) one-half of one common share purchase warrant (a “Warrant” and, collectively, the “Warrants”).  Each whole Warrant will entitle the holder to purchase one (1) Common Share at an exercise price of $US • per Common Share (subject to adjustment) and is exercisable commencing six months after the Closing Date (as defined below) for a period of five (5) years from the Closing Date.  The certificate representing the Warrants shall be in substantially the form of Exhibit B attached hereto (the “Warrant Certificate”).  The aggregate of up to • Common Shares so proposed to be sold is hereinafter referred to as the “Shares.”  The Units will not be issued or certificated.  The Shares and the Warrants are immediately separable and will be issued separately.  The Common Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities”).

3.           The offering and sale of the Units (the “Offering”) are being made pursuant to (1) the Company’s effective Registration Statement on Form F-1 (File No. 333-165922) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), including a prospectus included therein (the “Prospectus”) (which Registration Statement, together with all amendments or supplements thereto is referred to herein as the “Registration Statement”) and (2) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)), that have or will be filed with the Commission and delivered to the Purchaser on or prior to the date hereof (each, an “Issuer Free Writing Prospectus”).

4.           The Company and the Purchaser agree that the Purchaser will purchase from the Company and the Company will issue and sell to the Purchaser the Units set forth below for the aggregate purchase price set forth below.  The Units shall be purchased pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  The Purchaser acknowledges that the Offering is not being underwritten by the placement agents (the “Placement Agents”) named in the Prospectus and that there is no minimum offering amount.

5.           The manner of settlement of the Shares included in the Units purchased by the Purchaser shall be as follows:

A.           Delivery by crediting the account of the Purchaser’s prime broker (as specified by such Purchaser on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Purchaser’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by Computershare Investor Services Inc. (the “Transfer Agent”), to the Purchaser at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE

EXECUTION OF THIS AGREEMENT BY THE PURCHASER AND THE COMPANY, THE PURCHASER SHALL:

(I)            DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

(II)          REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE PURCHASER TO THE FOLLOWING ACCOUNT:

[                                ]

IT IS THE PURCHASER’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER.  IF THE PURCHASER DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE PURCHASER MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

6.           The executed Warrants shall be delivered in accordance with the terms thereof.

7.           The Purchaser represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) it is not a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an Associated Person (as such term is defined under the FINRA’s NASD Membership and Registration Rules Section 1011) as of the Closing, and (c) neither the Purchaser nor any group of Purchasers (as identified in a public filing made with the Commission) of which the Purchaser is a part in connection with the Offering, acquired, or obtained the right to acquire, twenty percent (20%) or more of the Common Shares (or securities convertible into or exercisable for Common Shares) or the voting power of the Company on a post-transaction basis.

8.             If a resident of the State of California, Purchaser represents that it (a) either (i) has a minimum net worth of at least $75,000 and had minimum gross income of $50,000 during the last tax year and will have (based on a good faith estimate) minimum gross income of $50,000 during the current tax year, or (ii) has a minimum liquid net worth of $150,000, and (b) the aggregate purchase price for the Units purchased by the Purchaser in the Offering does not exceed 10% of the liquid net worth of the Purchaser.  “Liquid net worth” for the purposes of this Section 8 shall mean net worth excluding homes, home furnishings and automobiles.   If a resident of Colorado, Illinois, Maryland, or Massachusetts, Purchaser represents that it has total assets of more than $5,000,000.  If a resident of Kansas, Michigan, Minnesota, Missouri, New Mexico, or Wisconsin Purchaser represents that it has total assets of more than $10,000,000.   If a resident of Delaware or Texas, Purchaser represents that it has a net worth of more than $5,000,000.  If a resident of Pennsylvania, Purchaser represents that it has a tangible net worth of more than $10,000,000 and that it has been in existence for 18 months.  If a resident of Tennessee, Purchaser represents that it has a net worth of more than $1,000,000.  If a resident of Washington, Purchaser represents that it has a net worth of more than $10,000,000 and that it has been in operation for at least 12 months.  If a resident of Florida, Ohio or Pennsylvania, Purchaser represents that it has total assets of more than $100,000,000 (or in the alternative, for Ohio residents only, that it is a corporation or business trust with a tangible net worth of $10,000,000 or more and that it has been in existence for 18 months).

9.           The Purchaser represents that it has received (or otherwise had made available to it by the filing by the Company of an electronic version thereof with the Commission) the Prospectus, dated •, 2010, which is a part of the Company’s Registration Statement, the documents incorporated by reference therein and any Issuer Free Writing Prospectus (collectively, the “Disclosure Package”), prior to or in connection with the receipt of this Agreement.

10.           No offer by the Purchaser to buy Units will be accepted and no part of the Purchase Price will be delivered to the Company until the Purchaser has received the Disclosure Package and the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer.  An indication of interest will involve no obligation or commitment of any kind until the Purchaser has been delivered the Disclosure Package and this Agreement is accepted and countersigned by or on behalf of the Company.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Number of Units:

Purchase Price Per Unit:

Aggregate Purchase Price: US$

Number of Warrant Shares (Equal to Number of Units multiplied by 0.5 and rounded down to the nearest whole number):

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: •, 2010

PURCHASER

By:

Print Name:

Title:

Address:

Agreed and Accepted
•, 2010

LORUS THERAPEUTICS INC.

By:

Title:

[Signature Page to Subscription Agreement]

ANNEX 1

TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1.           Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2.           Agreement to Sell and Purchase the Units; Placement Agents.

2.1           At the Closing (as defined in Section 3.1). the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, upon the terms and conditions set forth herein, the number of Units set forth on the last page of the Agreement to which these Terms and Conditions for Purchase of Units are attached as Annex I (the “Signature Page”) for the aggregate purchase price therefor set forth on the Signature Page.

2.2           The Company proposes to enter into substantially this same form of Subscription Agreement with each purchaser (collectively, the “Other Purchasers”) and expects to complete sales of Units to them.  The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the Subscription Agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the “Agreements.”

2.3           Purchaser acknowledges that the Company intends to pay the placement agents (the “Placement Agents”) a fee (the “Placement Fee”) and certain expenses in respect of the sale of the Units, as further described in the Disclosure Package.

2.4           The Company has entered into a Placement Agency Agreement, dated the date hereof (the “Placement Agreement”), with the Placement Agents that contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Purchaser, which shall be a third party beneficiary thereof.  The Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as has been disclosed in the Prospectus and/or in any Report of Foreign Private Issuer on Form 6-K furnished or to be furnished by the Company to the Commission and incorporated by reference in the Prospectus.  The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

3.           Closings and Delivery of the Units and Funds.

3.1           Closing.  The completion of the purchase and sale of the Units (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, and of which the Purchasers will be notified in advance by the Placement Agents in accordance with Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  At the Closing, (a) the Company shall cause Computershare Investor Services Inc., the Company’s transfer agent (the “Transfer Agent”), to deliver to the Purchaser the number of Shares set forth on the Signature Page registered in the name of the Purchaser or, if so indicated on the Purchaser Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Purchaser, (b) the Company shall cause to be delivered to the Purchaser one Warrant Certificate representing the right to purchase the number of Warrant Shares set forth on the Signature Page, and (c) the aggregate purchase price for the Units being purchased by the Purchaser will be delivered by or on behalf of the Purchaser to the Company.

3.2           Conditions to the Obligations of the Parties.

(a)            Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Units to the Purchaser shall be subject to: (i) the receipt by the Company of the purchase price for the Units being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Purchaser and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing Date.

(b)           Conditions to the Purchaser’s Obligations. The Purchaser’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including, without limitation, those contained in the Placement Agreement, and to the condition that the Placement Agents shall not have:  (a) terminated the Placement Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agreement have not been satisfied.  The Purchaser’s obligations are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Units that they have agreed to purchase from the Company.  The Purchaser understands and agrees that, in the event that the Placement Agents, in their sole discretion, determine that the conditions to closing of the Offering set forth in the Placement Agreement have not been satisfied or if the Placement Agreement may be terminated for any other reason permitted by such Placement Agreement, then the Placement Agents may, but shall not be obligated to, terminate such Agreement, which shall have the effect of terminating this Subscription Agreement pursuant to Section 14 below.

3.3           Delivery of Funds.  Delivery by Electronic Book-Entry at The Depository Trust Company.  No later than one (1) business day after the execution of this Agreement by the Purchaser and the Company, the Purchaser shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Purchaser to the following account designated by the Company:

[                                ]

3.4           Delivery of Shares.  Delivery by Electronic Book-Entry at The Depository Trust Company.  No later than one (1) business day after the execution of this Agreement by the Purchaser and the Company, the Purchaser shall direct the broker-dealer at which the account or accounts to be credited with the Shares being purchased by such Purchaser are maintained, which broker/dealer shall be a DTC participant, to set up a DWAC instructing the Transfer Agent to credit such account or accounts with the Shares.  Such DWAC instruction shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Purchaser by the Placement Agents.  Upon the closing of the Offering, the Company shall direct the Transfer Agent to credit the Purchaser’s account or accounts with the Shares pursuant to the information contained in the DWAC.

4.           Representations, Warranties and Covenants of the Purchaser.

The Purchaser acknowledges, represents and warrants to, and agrees with, the Company and the Placement Agents that:

4.1           The Purchaser (a) is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units and (b) the Purchaser, in connection with its decision to purchase the number of Units set forth on the Signature Page, is relying only upon the Disclosure Package.

4.2           (a) No action has been or will be taken in any jurisdiction outside the United States and the Province of Ontario by the Company or the Placement Agents that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares in any jurisdiction outside the United States and the Province of Ontario where action for that purpose is required, (b) if the Purchaser is outside the United States and the Province of Ontario, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense, (c) the Placement Agents are not authorized to make and have not made any representation, disclosure or use of any information in connection with the issue, placement, purchase and sale of the Shares, except as set forth or incorporated by reference in the Prospectus.

4.3           (a) The Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation).

4.4           The Purchaser understands that nothing in this Agreement, the Prospectus, the Disclosure Package or any other materials presented to the Purchaser in connection with the purchase and sale of the Units constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors and made such investigation as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units. The Purchaser also understands that there is no established public trading market for the Warrants being offered in the Offering, and that the Company does not expect such a market to develop. In addition, the Company does not intend to apply for listing of the Warrants on any securities exchange. The Purchaser understands that without an active market, the liquidity of the Warrants will be limited.

4.5           The Purchaser will maintain the confidentiality of all information acquired as a result of the transactions contemplated hereby prior to the public disclosure of that information by the Company in accordance with Section 13 of this Annex.

4.6           Since the time at which a Placement Agent first contacted such Purchaser about the Offering, the Purchaser has not disclosed any information regarding the Offering to any third parties (other than its legal, accounting and other advisors in connection with the Offering) and has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities).  The Purchaser covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Purchaser agrees that it will not use any of the Shares and Warrants acquired pursuant to this Agreement to cover any short position in the Common Shares if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect share pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5.           Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agents, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein will survive the execution of this Agreement, the delivery to the Purchaser of the Shares and Warrants being purchased and the payment therefor.  The Placement Agents each shall be a third party beneficiary with respect to the representations, warranties and agreements of the Purchaser in Section 4 hereof.

6.           Notices.  All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electronic confirmation of receipt and will be delivered and addressed as follows:

if to the Company, to:

Lorus Therapeutics Inc.

2 Meridian Road, Toronto

Ontario Canada M9W 4Z7

Attention: Chief Executive Officer

Facsimile: (416) 798-2200

with copies to:

McCarthy Tétrault LLP

Suite 5300, TD Bank Tower

Toronto Dominion Centre

Toronto, Ontario Canada M5K 1E6

Attention: Vanessa Grant

Facsimile: (416) 868-0673

and

Dorsey & Whitney LLP

777 Dunsmuir Street, Suite 1605

Vancouver, B.C. Canada V7Y 1K4

Attention: Daniel M. Miller

Facsimile: (604) 687-8504

if to the Purchaser, at its address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

7.           Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

8.           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

9.           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

10.        Governing Law.  This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  The Company and the Purchaser acknowledge and agree that the Company shall deliver its counterpart to the Purchaser along with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission).

12.        Confirmation of Sale.  The Purchaser acknowledges and agrees that such Purchaser’s receipt of the Company’s signed counterpart to this Agreement, together with the Prospectus (or the filing by the Company of an electronic version thereof with the Commission) shall constitute written confirmation of the Company’s sale of Units to such Purchaser.

13.        Press Release.  The Company and the Purchaser agree that the Company shall (a) prior to the opening of the financial markets in New York City and Toronto, Canada on •, 2010 issue a press release announcing the Offering and disclosing all material information regarding the Offering and (b) as promptly as practicable thereafter, furnish a Report of Foreign Private Issuer on Form 6-K to the Commission including such press release.

14.        Termination.  In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

EXHIBIT A

LORUS THERAPEUTICS INC.

PURCHASER QUESTIONNAIRE

Pursuant to Section 3 of Annex I to the Agreement, please provide us with the following information:

1.	The exact name that your Shares and Warrants are to be registered in. You may use a nominee name if appropriate:

2.	The relationship between the Purchaser and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5.	Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares:

EXHIBIT B

Form of Warrant

EXHIBIT C

Form of Lock-Up Agreement